                        PRESS RELEASE
9 Meters Biopharma, Inc. Announces Collaboration with EBRIS Foundation for Planned Phase 2 Study of Larazotide for the Treatment of Multisystem Inflammatory Syndrome in Children (MIS-C) Resulting from COVID-19

-Study May Proceed Letter Received from FDA Under Investigator IND-

-EBRIS plans to initiate Phase 2a trial in MIS-C in Q4 2021 at Massachusetts
General Hospital for Children-

-Translational evidence reported previously in Journal of Clinical Investigation detailing larazotide’s mechanism in addressing MIS-C-

RALEIGH, NC / ACCESSWIRE / August 16, 2021 / 9 Meters Biopharma, Inc. (NASDAQ: NMTR) (the "Company"), a clinical-stage company pioneering novel treatments for people with rare or debilitating digestive diseases by studying unique GI biology, today announced a collaboration with the European Biomedical Research Institute of Salerno, Italy (EBRIS) to study larazotide for the treatment of multisystem inflammatory syndrome in children (MIS-C). Larazotide is a novel first-in-class tight junction regulator that the Company currently has in Phase 3 clinical development for adults with celiac disease.

MIS-C is a rare and serious complication of COVID-19 with symptoms that resemble those of Kawasaki disease, potentially including persistent fever, gastrointestinal symptoms, myocardial dysfunction and cardiogenic shock with ventricular dysfunction in the setting of multisystem inflammation.

Following receipt of a Study May Proceed letter from the FDA under a recently filed Investigator IND, EBRIS now plans to initiate a Phase 2a study in MIS-C in Q4 2021. The study intends to evaluate the use of larazotide in a group of children through a randomized placebo-controlled trial at Massachusetts General Hospital for Children led by pediatric pulmonologist Lael Yonker, M.D. Earlier this year, Dr. Yonker and a team of researchers announced unexpected findings published in the Journal of Clinical Investigation indicating that the dangerous hyperinflammatory response in MIS-C known as the “cytokine storm” may be triggered several weeks after acute viral infection when virus particles persisting in the gut migrate into the bloodstream.

Larazotide, which promotes tight junction assembly, was used to test the hypothesis that the drug could mitigate migration of viral particles out of the gut through compromised junctions, thereby diminishing the magnitude of the hyperinflammatory response characteristic of MIS-C. The Phase 2a study is intended as a randomized, controlled trial, which, if successful, could lead to discussions between 9 Meters, EBRIS and regulators as to the best path forward to continue to develop larazotide in this setting.

Alessio Fasano, M.D., President of EBRIS and Director, Mucosal Immunology and Biology Research Center; and Associate Chief for Basic, Clinical and Translational Research at Massachusetts General Hospital for Children, said, “With limited vaccination rates in adolescents and uncertainty on the timing of vaccine approval in children less than age six who are at high risk for potentially developing MIS-C, along with the rise of the delta variant of COVID-19 proving to be more infectious than predecessor variants, there is an urgent need to study larazotide in this patient population with an effort to advance treatments for this emerging complication of the continuing pandemic.”

9 Meters’ Chief Medical Officer Patrick H. Griffin, M.D. remarked, “Prior work in a patient case study has provided evidence that the cause of MIS-C due to COVID-19 infection involves compromised intestinal permeability, whereby larazotide demonstrated resolution of inflammatory biomarkers and clinical recovery associated with decreased trafficking of SARS-CoV-2 antigens. We aim to support the

                        PRESS RELEASE
planned Phase 2a study in MIS-C to understand more definitively how larazotide can potentially benefit children stricken with this rare disease in order to decrease complications and improve outcomes.”

Under the terms of the collaboration agreement, 9 Meters will supply larazotide for the purposes of the clinical study, and EBRIS will be responsible for conducting the Phase 2a trial inclusive of all associated clinical costs, which is expected to read out in 2022. Other financial terms of the transaction are undisclosed.

About 9 Meters Biopharma
9 Meters Biopharma, Inc. is a clinical-stage company pioneering novel treatments for people with rare or debilitating digestive diseases by studying unique GI biology. The Company is advancing vurolenatide, a proprietary Phase 2 long-acting GLP-1 agonist, for short bowel syndrome (SBS); larazotide, a Phase 3 tight junction regulator in non-responsive celiac disease; and several other early-stage assets.

For more information, please visit www.9meters.com or follow 9 Meters on Twitter and LinkedIn.

About EBRIS
European Biomedical Research institute of Salerno (EBRIS) is a nonprofit foundation and research collaboration headquartered in Salerno, Italy with partner institutions which include the University of Salerno, Italy and the Massachusetts General Hospital for Children in Boston, Massachusetts. The research projects are conducted by groups of doctors and scientists aimed at analyzing the interaction between nutrition and health, including the mechanisms of autoimmune diseases and neuroinflammation. The foundation incorporates a vast network of relationships within the international scientific community including companies in the pharmaceutical and agri-food sector.

Forward-looking Statements
This press release includes forward-looking statements based upon the Company's current expectations. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, anticipated milestones and any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: reliance on collaborators; risks associated with acquiring and developing additional compounds; uncertainties associated with the clinical development and regulatory approval of product candidates; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; the impact of COVID-19 on our operations, enrollment in and timing of clinical trials; and risks related to the inability of the Company to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements because of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, Form 10-Q for the quarter ended June 30, 2021, and in other filings that the Company has made and future filings the Company will make with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
SOURCE: 9 Meters Biopharma

                        PRESS RELEASE

Corporate Contacts:
Edward J. Sitar
Chief Financial Officer
9 Meters Biopharma, Inc.
investor-relations@9meters.com
www.9meters.com

Media Contact:
Veronica Eames
LifeSci Communications, LLC
veames@lifescicomms.com
203-942-4626

Investor Contact:
Corey Davis, Ph.D.
LifeSci Advisors, LLC
cdavis@lifesciadvisors.com
212-915-2577

SOURCE: 9 Meters Biopharma